Exhibit 10.8

CONTINUING GUARANTY AGREEMENT

THIS CONTINUING GUARANTY AGREEMENT (this “Guaranty Agreement”), dated as of December 18, 2006, is made by ATLAS ENERGY RESOURCES, LLC, a Delaware limited liability company (the “Guarantor”), in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Lenders have made extensions of credit including but not limited to Loans and Letters of Credit in the maximum aggregate principal amount not to exceed $250,000,000 at any one time outstanding to Atlas Energy Operating Company, LLC, a Delaware limited liability company (the “Borrower”), pursuant to that certain Revolving Credit Agreement dated as of December 18, 2006, by and among the Borrower, the financial institutions (the “Lenders”) party thereto, and Wachovia Bank, National Association, in its capacity of the issuer of certain letters of credit and as the Administrative Agent for the Lenders thereunder (the Credit Agreement together with the exhibits and schedules thereto and all extensions, renewals, amendments, substitutions and replacements thereto and thereof is herein referred to as the “Credit Agreement”);

WHEREAS, (i) the Letters of Credit may be issued under the Credit Agreement for the account of one or more of the Guarantors, (ii) the proceeds of the Loans under the Credit Agreement may be used by the Borrower to make loans to one or more of the Guarantors and for other general corporate purposes of the Borrower and the Guarantors, and (iii) Hedging Agreements may be entered into by one or more of the Guarantors and any Lender or its Affiliate, all as permitted pursuant to the Credit Agreement and all of which will directly and indirectly benefit the Borrower and the Guarantors;

WHEREAS, as a condition precedent to extending credit to the Borrower pursuant to the Credit Agreement, the Lenders have required that, inter alia, each of the Guarantors execute and deliver to the Administrative Agent, for and on behalf of the Lenders, a guaranty agreement;

WHEREAS, the Guarantor has determined, reasonably and in good faith, that (i) it has adequate capital to conduct its business as presently conducted and as proposed to be conducted, (ii) it will be able to meet its obligations hereunder and in respect of its existing and future indebtedness and liabilities (contingent or otherwise) as and when the same shall become due and payable, including those under this Guaranty Agreement, (iii) it is otherwise solvent and (iv) the execution and delivery of this Guaranty Agreement and the consummation of the transactions contemplated hereby will not render it insolvent;

WHEREAS, the Guarantor has determined that the execution and delivery of this Guaranty Agreement is in furtherance of its corporate purposes and in its best interest and that it will derive substantial benefit, whether directly or indirectly, from the making of this Guaranty Agreement, having regard for all relevant facts and circumstances; and

WHEREAS, the Guarantor has agreed to execute and deliver this Guaranty Agreement to the Administrative Agent, for the benefit of the Lenders.

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Loans to the Borrower pursuant to the Credit Agreement by fulfilling the requirements of the Credit Agreement, the Guarantor agrees, for the benefit of each Lender, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Certain Terms. The following capitalized terms when used in this Guaranty Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the preamble.

“Borrower” is defined in the first recital.

“Commitments” means each Commitment as defined in the Credit Agreement.

“Credit Agreement” is defined in the first recital.

“Guarantor” is defined in the preamble.

“Guaranty Agreement” is defined in the preamble.

“Lenders” is defined in the first recital.

“Taxes” is defined in clause (1) of Section 2.7.

“U.C.C.” means the Uniform Commercial Code as in effect in the State of Texas.

SECTION 1.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Guaranty Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

SECTION 1.3 U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Guaranty Agreement, including its preamble and recitals, with such meanings.

ARTICLE II

GUARANTY PROVISIONS

SECTION 2.1 Guaranty Agreement. The Guarantor hereby absolutely, unconditionally, and irrevocably (1) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Indebtedness of the Borrower and each other Obligor now or hereafter existing under each of the Credit Agreement, the Notes and each other Loan Document to which the Borrower or such other Obligor is or may become a party, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)), and (2) indemnifies and holds harmless each Lender and each holder of a Note for any and all costs and expenses (including reasonable attorney’s fees and expenses) incurred by such Lender or such holder, as the case may be, in enforcing any rights under this Guaranty Agreement; provided, however, that the Guarantor shall be liable under this Guaranty Agreement for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty Agreement, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty Agreement constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Lender or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.

SECTION 2.2 Acceleration of Guaranty Agreement. The Guarantor agrees that, in the event of the occurrence of any event of the type described in Section 10.01(e), (f) or (g) of the Credit Agreement, with respect to the Borrower, any other Obligor or the Guarantor, and if such event shall occur at a time when any of the Indebtedness may not then be due and payable by the Borrower due to any automatic stay or other debtor relief laws, the Guarantor will pay to the Lenders forthwith the full amount which would be payable hereunder by the Guarantor if all such Indebtedness were then due and payable.

SECTION 2.3 Guaranty Agreement Absolute, etc. This Guaranty Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Indebtedness of the Borrower and each other Obligor has been paid in full, all obligations of the Guarantor hereunder shall have been paid in full, all Commitments shall have terminated and all Lender Hedging Agreements have terminated. Guarantor may not rescind or revoke its obligations hereunder. The Guarantor guarantees that the Indebtedness of the Borrower and each other Obligor will be paid strictly in accordance with the terms of the Credit Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender or any holder of any Note with respect thereto. The liability of the Guarantor under this Guaranty Agreement shall be absolute, unconditional and irrevocable irrespective of: (1) any lack of validity, legality or enforceability of the Credit Agreement, any Note or any other Loan Document; (2) the failure of any Lender or any holder of any Note (a) to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Obligor or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any Note, any other Loan Document or otherwise, or (b) to exercise any right or remedy against any other guarantor of, or collateral securing, any Indebtedness of the Borrower or any other Obligor; (3) any change in the time, manner or place of payment of, or in any other term of, all or any of the Indebtedness of the Borrower or any other Obligor, or any other extension, compromise or renewal of any Indebtedness of the Borrower or any other Obligor; (4) any reduction, limitation, impairment or termination of any Indebtedness of the Borrower or any other Obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Indebtedness of the Borrower, any other Obligor or otherwise; (5) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Loan Document; (6) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender or any holder of any Note securing any of the Indebtedness of the Borrower or any other Obligor; (7) the insolvency or bankruptcy of, or similar event affecting, the Borrower or any other Obligor; or (8) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Obligor, any surety or any guarantor. Guarantor waives all rights and defenses which may arise with respect to any of the foregoing, and Guarantor waives any right to revoke this Guaranty Agreement with respect to future indebtedness. Guarantor waives all rights or defenses under (1) Section 34.01 et seq. of the Texas Business and Commerce Code, as amended, (2) Section 17.001 of the Texas Civil Practice and Remedies Code, as amended, (3) Rule 31 of the Texas Rules of Civil Procedure, as amended, or (4) common law, in equity, under contract, by statute, or otherwise.

SECTION 2.4 Reinstatement. The Guarantor agrees that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Indebtedness is rescinded or must otherwise be restored by any Lender or any holder of any Note, upon the insolvency, bankruptcy or reorganization of the Borrower, any other Obligor or otherwise, all as though such payment had not been made.

SECTION 2.5 Waiver, etc. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Indebtedness of the Borrower or any other Obligor and this Guaranty Agreement and any requirement that the Administrative Agent, any other Lender or any holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Indebtedness of the Borrower or any other Obligor, as the case may be.

SECTION 2.6 Waiver of Subrogation. Until the Indebtedness is paid in full, all Commitments have terminated and all Lender Hedging Agreements have terminated, the Guarantor shall not enforce or exercise any claim or other rights which it may now or hereafter acquire against the Borrower or any other Obligor that arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under this Guaranty Agreement or any other Loan Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Lenders against the Borrower or any other Obligor or any collateral which the Administrative Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Borrower or any other Obligor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Lenders, and shall forthwith be paid to the Lenders to be credited and applied upon the Indebtedness, whether matured or unmatured. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

SECTION 2.7 Payments Free and Clear of Taxes, etc. The Guarantor hereby agrees that:

(a) All payments by the Guarantor hereunder shall be made in accordance with Section 4.06 of the Credit Agreement free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender’s net income or receipts (such non-excluded items being called “Taxes”). In the event that any withholding or deduction from any payment to be made by the Guarantor hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Guarantor will (i) pay directly to the relevant authority the full amount required to be so withheld or deducted; (ii) promptly forward to such Lender an official receipt or other documentation satisfactory to such Lender evidencing such payment to such authority; and (iii) pay to such Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by such Lender will equal the full amount such Lender would have received had no such withholding or deduction been required. Moreover, if any Taxes are directly asserted against any Lender with respect to any payment received by such Lender hereunder, such Lender may pay such Taxes and the Guarantor will promptly pay such additional amounts (including, if incurred as a result of Guarantor’s or the Borrower’s action, omission or delay, any penalties, interest or expenses) as is necessary in order that the net amount received by such Lender after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Lender would have received had such Taxes not been asserted.

(b) If the Guarantor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to any Lender the required receipts or other required documentary evidence, the Guarantor shall indemnify such Lender for any incremental Taxes, interest or penalties that may become payable by such Lender as a result of any such failure.

(c) Without prejudice to the survival of any other agreement of the Guarantor hereunder, the agreements and obligations of the Guarantor contained in this Section 2.7 shall survive the payment in full of the principal of and interest on the Loans.

SECTION 2.8 Contribution Agreement. Upon full and final payment of the Indebtedness, Guarantor and all other Guarantors which have made payments upon all or any part of the Indebtedness shall be entitled to contribution from all of the other Guarantors, to the end that all such payments upon the Indebtedness shall be shared among all Guarantors who guaranteed such Indebtedness in proportion to their respective Net Worths (defined below), provided that the contribution obligations of each of the Guarantors shall be limited to the maximum amount that it can pay at such time without rendering its contribution obligations voidable under applicable law relating to fraudulent conveyances or fraudulent transfers. As used in this subsection, the “Net Worth” of each of the Guarantors means, at any time, the remainder of (i) the fair value of such Guarantor’s assets (other than such right of contribution), minus (ii) the fair value of such Guarantor’s liabilities (other than its liabilities under its guaranty of the Indebtedness).

SECTION 2.9 Subordination. Guarantor hereby subordinates and makes inferior to the Indebtedness any and all Intercompany Debt now or at any time hereafter owed by the Borrower or other Obligor to the Guarantor. Guarantor agrees that after the occurrence of any Default or Event of Default under the Credit Agreement, it will not permit the Borrower to repay such Intercompany Debt or any part thereof and it will not accept payment from the Borrower of such Intercompany Debt or any part thereof without the prior written consent of the Majority Lenders as defined in the Credit Agreement. If Guarantor receives any such payment without the prior required written consent, the amount so paid shall be held in trust for the benefit of the Lenders, shall be segregated from the other funds of such Guarantor, and shall forthwith be paid over to the Administrative Agent to be held by the Administrative Agent as collateral for, or then or at any time thereafter applied in whole or in part by the Administrative Agent against, all or any portions of the Indebtedness, whether matured or unmatured, in such order as the Administrative Agent shall elect.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 3.1 Representations, Warranties and Covenants. By execution hereof, Guarantor covenants and agrees that certain representations, warranties, terms, covenants, and conditions set forth in the Credit Agreement and other Loan Documents are applicable to Guarantor and shall be imposed upon Guarantor, and Guarantor reaffirms that each such representation and warranty is true and correct and covenants and agrees to promptly and properly perform, observe, and comply with each such term, covenant, or condition. Moreover, Guarantor acknowledges and agrees that this Guaranty Agreement is subject to the offset provisions of the Credit Agreement in favor of the Administrative Agent and the Lenders.

ARTICLE IV

MISCELLANEOUS PROVISIONS

SECTION 4.1 Loan Document. This Guaranty Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 4.2 Releases. At such time as the Loans shall have been paid in full, the Commitments have been terminated and no Lender Hedging Agreements are outstanding, the Administrative Agent shall, at the request and expense of the Guarantor following such termination, promptly execute and deliver to the Guarantor such documents and instruments as the Guarantor shall reasonably request to evidence termination and release of this Guaranty Agreement.

SECTION 4.3 Administrative Agent and Lenders; Successors and Assigns.

(a) The Administrative Agent is Administrative Agent for each Lender under the Credit Agreement. All rights granted to Administrative Agent under or in connection with this Guaranty Agreement are for each Lender’s ratable benefit. The Administrative Agent may, without the joinder of any Lender, exercise any rights in Administrative Agent’s or Lenders’ favor under or in connection with this Guaranty Agreement. The Administrative Agent’s and each Lender’s rights and obligations vis-a-vis each other may be subject to one or more separate agreements between those parties. However, the Guarantor is not required to inquire about any such agreement and is not subject to any terms of it unless the Guarantor specifically enters into such agreement. Therefore, neither Guarantor nor its successors or assigns is entitled to any benefits or provisions of any such separate agreement nor is it entitled to rely upon or raise as a defense any party’s failure or refusal to comply with the provisions of any such agreement.

(b) This Guaranty Agreement benefits the Administrative Agent, the Lenders, and their respective successors and assigns and binds Guarantor and its successors and assigns. Upon appointment of any successor Administrative Agent under the Credit Agreement, all of the rights of Administrative Agent under this Guaranty Agreement automatically vests in that new Administrative Agent as successor Administrative Agent on behalf of Lenders without any further act, deed, conveyance, or other formality other than that appointment. The rights of the Administrative Agent and the Lenders under this Guaranty Agreement may be transferred with any assignment of the obligations hereby guaranteed pursuant to and in accordance with the terms of the Credit Agreement. The Credit Agreement contains provisions governing assignments of the obligations guaranteed under this Guaranty Agreement.

SECTION 4.4 Amendments, etc. No amendment to or waiver of any provision of this Guaranty Agreement, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by or on behalf of the party against whom it is sought to be enforced and is in conformity with the requirements of Section 12.04 of the Credit Agreement. Each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 4.5 Addresses for Notices to the Guarantor. All notices and other communications hereunder to the Guarantor shall be in writing and mailed or delivered to it, addressed to it at the address set forth below or at such other address as shall be designated by the Guarantor in a written notice to the Administrative Agent at the address specified in the Credit Agreement complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, be effective when deposited in the mails, addressed as aforesaid. Address for notices:

Attn:

Facsimile:

Telephone:

SECTION 4.6 No Waiver; Remedies. In addition to, and not in limitation of, Section 2.3 and Section 2.5, no failure on the part of any Lender or any holder of a Note to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 4.7 Section Captions. Section captions used in this Guaranty Agreement are for convenience of reference only, and shall not affect the construction of this Guaranty Agreement.

SECTION 4.8 Setoff. In addition to, and not in limitation of, any rights of any Lender or any holder of a Note under applicable law, upon the occurrence of an Event of Default under or as defined in the Credit Agreement, each Lender and each such holder shall be entitled to exercise any right of offset or banker’s lien against each and every account and other property or interest that the Guarantor may now or hereafter have with, or which is now or hereafter in the possession of, any such Lender, to the extent of the full amount of the Indebtedness.

SECTION 4.9 Severability. Wherever possible each provision of this Guaranty Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty Agreement.

SECTION 4.10 Governing Law. THIS GUARANTY AGREEMENT SHALL BE DEEMED TO BE A CONTRACT UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW. THIS GUARANTY AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

SECTION 4.11 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDERS OR THE GUARANTOR MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY

JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF TEXAS. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 4.12 Waiver of Jury Trial. THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDERS OR THE GUARANTOR. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS ENTERING INTO THE CREDIT AGREEMENT.

SECTION 4.13 Entire Agreement. THIS GUARANTY AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Remainder of Page Intentionally Blank. Signature Page to Follow.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty Agreement to be duly executed and delivered by an officer duly authorized as of the date first written above.

GUARANTOR:

ATLAS ENERGY RESOURCES, LLC, a Delaware limited liability company

By:
Matthew A. Jones
Chief Financial Officer

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This Guaranty Agreement is accepted by the Administrative Agent, for and on behalf of the Lenders, as of the date first written above.

WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent

By:
Jay Buckman
Vice President